UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

July  30, 2003

 EDGETECH SERVICES INC.

(Formerly Secure Enterprise Solutions. Inc.)

-----------------------------------------------

(EXACT NAME OF REGISTRANT SPECIFIED IN CHARTER)

                                                             NEVADA                     000-27397                          98-0204280

------------------------------------------------------------------------------

                                                          (STATE OF              (COMMISSION FILE           (IRS EMPLOYER

                                                       INCORPORATION)                NUMBER)             IDENTIFICATION NO.)

18 Wynford Drive

Toronto, ON Canada M3C 3S3

--------------------------------------------------

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

(416) 411-4046

--------------------------------------------------

(REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

ITEM 5.  OTHER EVENTS.

On August 19, 2003, Edgetech Services Inc.("ESI") received a further unsolicitated letter relating to the previous takeover offer from Hollingsworth, Rothwell & Roxford (“HRR”)of Melbourne Florida.  The letter seems to withdraw the offer of HRR for Ninety Percent (90%) of the shares of (ESI) at a share price of One Dollar Fifteen Cents ($1.15) per share.  The Board of Directors of ESI had instructed the officers of ESI and its attorney's to continue the investigation of HRR and their offer.  HRR was contacted and instructed that the offer and their actions must comply with the rules and regulations of the SEC regarding corporate takeovers.  Pending completion of the investigation of HRR and its offer, the Officers and Director who own approximately Forty (40) percent of the shares of the Company have agreed to accept a price of One Dollar Fifteen Cents ($1.15) per share.  We have asked HRR to file a formal tender offer with the SEC. We have been notified that Partners of HRR will be in Canada next week to meet with ESI management. ESI will file a further statement upon any HRR filing with the SEC or meetings. Again there can be no assurance that an Agreement (or any of the transactions contemplated thereby) will be consummated or, if consummated, as to the timing thereof.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a):  Not Applicable

(b):  Not Applicable

(c):  Exhibits:

2.4

Letter from HRR dated August 19, 2003, to ESI.

                                               SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   Edgetech Services Inc.

                                    By: /s/Tae Ho Kim

                                    ----------------------------------------

                                        Tae Ho Kim, CEO

Dated: August 26, 2003

     HOLLINGSWORTH, ROTHWELL & ROXFORD

   Mergers & Acquisitions

                7777 N. Wickham Rd. #12-135

                       Melbourne, Florida, 32940, U.S.A.

         Tel: (321) 728-4302 and (415) 995-2313

             e-mail:  kth@hrrma.biz

Mr. Tae Ho Kim, Chief Executive Officer

Mr. Sang Ho Kim, Chairman & President

Edgetech Services Inc.

18 Wynford  Dr.

Toronto,Ontario,V1P 1A3, Canada

August 19, 2003

Dear Tae & Sang:

      Thank you for your response to our letter of August 14, 2003, whereby the officers and directors of Edgetech agree to sell us their 40% interest in

      Edgetech stock.

      It appears that the illegal naked short selling that has been causing your stock price to artificially stay low and even decline all through this year since February and March, continues to illegally manipulate the markets downward in Edgetech.

      We have asked the SEC to investigate, which they are presently doing. We intend to put a stop to all of this illegal activity immediately. Certain parties are illegally doing naked short selling, and then putting out very negative untrue articles on

      Edgetech and on us, which forces the stock of Edgetech to artificially decline way out of proportion. It causes the stock movement in your shares to be abnormal, and therefore its current share price cannot go anywhere near our US $1.15 offer price.

      In light of the above, and the fact that Edgetech's shares are so low, we would like your blessing to be able to go into the markets and purchase up to 50% of the stock of your Edgetech at whatever prices are available, up to, and including, US $1.15 a share.

      That 50%, plus the 40% that the officers and directors are willing to pledge to us, would give us the 90% of Edgetech that we would like to own. Then we will file criminal and civil charges against the perpetrators who have been doing all of the illegal activities.

      Looking forward to hearing from you.

      Yours truly,

      Theodore Roxford, partner

Hollingsworth, Rothwell & Roxford

e-mail: kth@hrrma.biz

Tel: 321-728-4302 or 415-995-2313